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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   F O R M 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               CIT EC - EF 2001-A
             (Exact name of registrant as specified in its charter)



             Delaware                              (I.R.S. Employer
     (State of incorporation)                   Identification Number)


    c/o Chase Manhattan Bank USA,
    National Association
    c/o JP Morgan Chase
    500 Stanton Christiana Road, OPS4/3rd Floor
    Newark, Delaware                                           19713
    (Address of principal                                   (Zip Code)
     executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered

            None                                       N/A

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].


Securities to be registered pursuant to Section 12(g) of the Act:
                 $233,500,000 Class A-1 Receivable-Backed Notes $275,000,000 Class A-2 Receivable-Backed Notes $298,000,000 Class A-3 Receivable-Backed Notes $249,500,000 Class A-4 Receivable-Backed Notes
                 $ 55,563,967 Class B Receivable-Backed Notes
                               (Title of class)




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Item 1.   Description of Registrant's Securities to be Registered

         Prospectus Supplement dated September 6, 2001 and Prospectus dated February 5, 2001 filed with the Commission on September 10, 2001 pursuant to Rule 424(b)(5) are incorporated by reference herein.


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
Item 2.   Exhibits
          1.1* Form S-3 Registration Statement No. 333-53688 filed with the Commission on January 12, 2001.

          1.2* Amendment No. 1 to the Form S-3 Registration Statement No. 333-53688 filed with the Commission on January 30, 2001.

          1.3* Form 424B5 Registration Statement No. 333-53688 filed with the Commission on September 4, 2001.

          1.4*  Form 424B2 Registration Statement No. 333-53688
                filed with the Commission on September 10, 2001.
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          *  Previously filed.




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                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CIT EC - EF 2001-A

                                    By:  THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                         as Servicer


                                    By:      /s/ Eric S. Mandelbaum
                                             -------------------------
                                    Name:        Eric S. Mandelbaum
                                    Title:       Vice President



Dated:  September 26, 2001